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                                                                   Exhibit 10.23

                                   PROMISSORY NOTE

$1,000,000.00                                                      Dallas, Texas
                                                                October 22, 1998

     FOR VALUE RECEIVED, the undersigned, MSI/EAGLE SUPPLY, INC., a Delaware corporation ("MAKER"), promises to pay to the order of TDA INDUSTRIES, INC., a New York corporation ("LENDER"), in lawful money of the United States of America, in immediately available funds, at 122 East 42nd Street, New York, New York 06830 or at such other location as the Lender may designate from time to time, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or so much thereof as may be advanced and remain outstanding, together with interest thereon, as described below.

     1.   INTEREST.

          (a) INTEREST RATE. Interest shall accrue on the average daily outstanding principal balance hereof from the date of advancement thereof at a fixed rate of six percent (6%) per annum, based upon a year of 360 days and actual days elapsed.

          (b) MAXIMUM AMOUNT OF INTEREST. It is the intention of Maker and Lender to conform strictly to the interest law applicable to this loan transaction. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents relating hereto, the aggregate of all interest and any other charges or consideration constituting interest under the applicable interest law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest allowed by the interest law applicable to this loan transaction. If any excess of interest in such respect is provided for, in this Note or in any of the documents securing payment hereof or otherwise relating hereto, then, in such event, (i) the provisions of this paragraph shall govern and control, (ii) neither Maker nor Maker's heirs, legal representatives, successors or assigns shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the interest law applicable to this loan transaction, (iii) any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall be credited on this Note by Lender (or if this Note shall have been paid in full, refunded to Maker), and (iv) the effective rate of interest shall be automatically subject to reduction to the maximum legal rate of interest allowed under such interest law as now or hereafter construed by courts of appropriate jurisdiction. To the extent permitted by the interest law applicable to this loan transaction, all sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby shall be amortized, prorated, allocated and spread throughout the full term of this Note.

     2. DEFINED TERM. As used herein, the term "Business Day" shall mean any day on which the Lender's offices are open for business. Unless specifically denoted "Business Days" herein, references to "Days" shall mean calendar days.



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     3.   PAYMENT TERMS.

          (a) Payments of interest due hereunder shall be due and payable in arrears in quarterly installments commencing on the first day of January, 1999 and on the first day of each calendar quarter thereafter until the principal amount is paid in full.

          (b) The entire principal balance hereof, together with all accrued and unpaid interest, shall be due and payable in full on October 22, 2000.

     4. PREPAYMENT. The principal amount of this Note may be prepaid in whole or in part at any time.

     5. EVENT OF DEFAULT. The failure by Maker to make timely any payment due hereunder shall constitute an event of default. Notwithstanding any term herein to the contrary, upon the occurrence of an event of default, Lender shall have the right to demand immediate payment of the entire outstanding principal balance hereof, together with all accrued and unpaid interest and charges thereon.

     6. DEFAULT RATE. Upon any event of default, and continuing until the event of default is cured, the outstanding principal of this Note and all other indebtedness evidenced hereby shall bear interest at a rate per annum, calculated on the basis of a 360-day year and days actually elapsed, equal to ten percent (10%) payable on demand, which rate shall apply as well before as after judgment.

     7.   MISCELLANEOUS.

          (a) If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or on any other day on which banks in New York, New York, are not open for business, such payment shall be made on the immediately preceding Business Day.

           (b) Maker hereby waives presentment, demand, protest and notice of any kind in connection with this Note.

          (c) This Note shall bind Maker and its successors and assigns, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns. All references herein to the "Maker" and "Lender" shall be deemed to apply to the Maker and Lender, respectively, and their respective successors and assigns.

          (d) This Note, for all purposes, shall be governed by, and construed in accordance with, the law of the State of New York without regard to its principles regarding the conflict of law which would require the application of the law of another jurisdiction. In the event any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating


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the remainder of such provision or the remaining provisions of this Note.

     8. JURY TRIAL WAIVER. NO PARTY TO THIS PROMISSORY NOTE OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS PROMISSORY NOTE, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS SECURED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NO PARTY OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     IN WITNESS WHEREOF, Maker has executed this Note on the date first above written.


                                   MSI/EAGLE SUPPLY, INC.,
                                   a Delaware corporation


                                   By:  /s/ Douglas P. Fields
                                        ---------------------------------
                                        Douglas P. Fields
                                        Chief Executive Officer



This Note and the indebtedness payable hereunder is subordinate to any and all present and future indebtedness of Maker to (a) Fleet Capital Corporation and its successors and assigns and (b) any and all present and future indebtedness of Maker to any other financial institution or other institutional lender.




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